Exhibit 10.13

Unitrin, Inc. 2011 Omnibus Equity Plan

NON-EMPLOYEE DIRECTOR

NON-QUALIFIED STOCK OPTION AND SAR AGREEMENT

This NON-QUALIFIED STOCK OPTION AND SAR AGREEMENT (the “Agreement”) is made as of this      day of                      (“Grant Date”), between UNITRIN, INC., a Delaware corporation (the “Company”), and                                          (the “Option Holder”) for an award consisting of the right and option (the “Option”) to purchase on the terms and conditions hereinafter set forth, all or any part (subject to the limitations of Section 3) of an aggregate of                                          shares of the Common Stock of the Company at the purchase price of $             per share.

SIGNATURES

As of the date set forth above, the parties have executed this Agreement:

UNITRIN, INC.		OPTION HOLDER

By:
	«Authorized Officer»	«Name»

By his or her signature below, the spouse of the Option Holder agrees to be bound by all of the terms and conditions of the foregoing Non-Qualified Stock Option and SAR Agreement.

Print Name

As of 05/04/11

RECITALS

A. The Board of Directors and Shareholders of the Company have adopted the 2011 Omnibus Equity Plan (the “Plan”), to be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”).

B. The Plan provides, among other things, for grants of awards to non-employee directors of the Company, of the type, in the amounts and subject to such terms as shall be determined from time to time by the Board of Directors after considering any recommendation by the Committee.

C. This Agreement sets forth the terms of awards that may be granted to non-employee directors of the Company as determined by the Board of Directors from time to time in the form of an option to purchase shares of Common Stock of the Company (“Common Stock”) and tandem stock appreciation rights (“SAR”); neither the Option nor the SAR granted hereby is intended to qualify as an “incentive stock option” under §422A of the Internal Revenue Code of 1986, as amended.

D. Terms used herein and not otherwise defined shall have the meanings given to such terms in the Plan.

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant.

(a) The Company grants the Option to the Option Holder, which will be exercisable from time to time in accordance with the provisions of this Agreement during a period expiring on the tenth anniversary of the Grant Date of this Agreement, or such later date as may result from the application of §6 (the “Expiration Date”). This Option is also subject to early termination in accordance with §5.

(b) The Option is coupled with a SAR that is exercisable to the extent, and only to the extent, that the Option is exercisable under the vesting provisions of Section 2. The term of the SAR shall expire on the Expiration Date and shall be subject to early termination pursuant to Section 3(f) and Section 5. The SAR shall entitle the Option Holder to surrender the Option (or any portion thereof, subject to Section 3(a)) to the Company unexercised and receive in exchange for the surrender of the Option (or the surrendered portion thereof) that number of shares of Common Stock having an aggregate value equal to: (A) the excess of the fair market value of one share of such stock (as determined in accordance with Section 4) over the purchase price per share specified on page one above (or, if applicable, such price as adjusted pursuant to Section 9 hereof), multiplied by (B) the number of such shares subject to the Option (or portion thereof) which is so surrendered.

As of 05/04/11

2. Vesting. The Option Holder may not purchase any shares by exercise of this Option or SAR between the date of this Agreement and the first anniversary date hereof. The shares subject to this Option and SAR shall become exercisable in full by the Option Holder commencing on the first anniversary date of this Agreement. Subject to earlier termination under §5 or the terms of the Plan and no later than the Expiration Date, the Option Holder may purchase all or any part of the shares subject to this Option which are currently exercisable in the manner and under the terms specified in §3 hereof, or such lesser number of shares as may be available through the exercise of the SAR. The number of shares subject to this Option that the Option Holder may purchase shall be reduced by the number of shares previously purchased by the Option Holder pursuant to the Agreement.

3. Manner of Exercise.

(a) Each exercise of this Option shall be by means of a written notice of exercise delivered to the Company by the Option Holder or his or her Representative (as defined in the Plan). Such notice shall identify the Options being exercised. When applicable, the notice shall also specify the number of shares of Common Stock that the Option Holder plans to deliver in payment of all or part of the exercise price. Before shares will be issued, the full purchase price of the shares subject to the Options being exercised shall be paid to the Company using the following methods, individually or in combination: (i) by check payable to the order of the Company in an amount equal to the purchase price, (ii) by Constructive or Actual Delivery (as defined in the Plan) of shares of Common Stock with a fair market value as of the close of business on the date of exercise equal to or greater than the purchase price, (iii) by electronic transfer of funds to an account of the Company, or (iv) by other means acceptable to the Committee.

(b) Each exercise of the SAR shall be by means of a written notice of exercise delivered to the Company, specifying whether the Option Holder is surrendering all or a portion of the Option and, if only a portion of the Option is being surrendered, how many shares are included in such portion (to the extent determinable by the Option Holder). The Company shall issue to the Option Holder a number of shares of Common Stock computed in accordance with Section 1(b) and the Option and the SAR (or the surrendered portions thereof) shall be deemed extinguished. The SAR may only be settled in shares of Common Stock and not by payment of cash to the Option Holder. Any fractional share that would otherwise result from an exercise of the SAR shall be rounded down to the nearest whole share.

(c) The date of exercise shall be: (i) in the case of a broker-assisted cashless exercise, the earlier of (A) the trade date of the related sale of stock or (B) the date that the Company receives the purchase price; (ii) in the case of a SAR, or an Option exercise in which the Option Holder elects to pay some or all of the exercise price and/or any related withholding taxes by Constructive or Actual Delivery of shares of shares of

As of 05/04/11

Common Stock (or, in the case of such taxes, by directing the Company to withhold shares that would otherwise be issued upon exercise of such Option), the date that the Company receives written notice of such exercise; or (iii) in all other cases, the date that the Company receives the purchase price.

(d) This Option and SAR may be exercised only by the Option Holder or his or her Representative, and not otherwise, regardless of any community property interest therein of the spouse of the Option Holder, or such spouse’s successors in interest. If the spouse of the Option Holder shall have acquired a community property interest in this Option and the SAR, the Option Holder, or the Option Holder’s Representative, may exercise the Option and the SAR on behalf of the spouse of the Option Holder or such spouse’s successors in interest.

(e) Upon the exercise of this Option or SAR, the Company shall require the Option Holder or the Option Holder’s permitted successor in interest to pay the Company the amount of taxes, if any, which the Company may be required to withhold with respect to such exercise.

(f) In the event the Option (or any portion thereof) is exercised, then the SAR (or the corresponding portion) shall terminate. In the event that the SAR (or any portion thereof) is exercised, then the Option (or the corresponding portion) shall likewise terminate.

4. Fair Market Value of Common Stock. The fair market value of a share of Common Stock shall be determined for purposes of this Agreement by reference to the closing price of a share of Common Stock, as reported by the New York Stock Exchange (or such other exchange on which the shares of Common Stock are primarily traded) for the Grant Date or date of exercise, as applicable, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

5. Termination of Services. This Option and SAR may be subject to termination or early vesting in connection with the termination of the Option Holder’s service as a director of the Company in accordance with the provisions of Section 12.3(a) of the Plan.

6. Extension of Expiration in Certain Cases. From time to time, the Company may declare “blackout” periods during which the Option Holder may be prohibited from engaging in certain transactions in Company securities. In the event that the scheduled Expiration Date of this Option and SAR shall fall within a blackout period that has been declared by the Company and that applies to the Option Holder, then the Expiration Date shall automatically, and without further notice to Option Holder, be extended until such time as fifteen (15) consecutive business days have elapsed after the

As of 05/04/11

scheduled Expiration Date without interruption by any blackout period that applied to the Option Holder.

7. Shares to be Issued in Compliance with Federal Securities Laws and Other Rules. No shares issuable upon the exercise of this Option or SAR shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of the New York Stock Exchange (or such other exchange(s) or market(s) on which shares of the same class are then listed) and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The Company shall use its best efforts and take all necessary or appropriate actions to assure that such full compliance on the part of the Company is made. By signing this Agreement, the Option Holder represents and warrants that none of the shares to be acquired upon exercise of this Option will be acquired with a view towards any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, or any applicable “blue sky” laws, and that Option Holder hereby agrees to indemnify the Company in the event of any violation by Option Holder of such Act, rules, regulations or laws.

8. Transferability. This Option and SAR and all other rights and privileges granted hereby shall not be transferred, assigned, pledged or otherwise encumbered in any way, whether by operation of the law or otherwise except by will or the laws of descent and distribution. Without limiting the generality of the preceding sentence, no rights or privileges granted hereby may be assigned or otherwise transferred to the spouse or former spouse of the Option Holder pursuant to any divorce proceedings, settlement or judgment. Upon any attempt so to transfer, assign, pledge, encumber or otherwise dispose of this Option or SAR or any other rights or privileges granted hereby contrary to the provisions hereof, this Option and SAR and all other rights and privileges contained herein shall immediately become null and void and of no further force or effect.

9. Certain Adjustments and Change in Control.

(a) The provisions of Articles 4.4 and 19.2 of the Plan relating to certain adjustments in the case of stock splits, reorganizations, equity restructurings and similar matters described therein are hereby incorporated in and made a part of this Agreement. Any such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

(b) This Option and SAR may be subject to termination or early vesting in connection with a Change in Control in accordance with the provisions of Section 18.3 of the Plan.

As of 05/04/11

10. Participation by Option Holder in Other Company Plans. Nothing herein contained shall affect the right of the Option Holder to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other welfare plan or program of the Company or of any subsidiary of the Company in which non-employee directors of the Company are otherwise eligible to participate.

11. No Rights as a Stockholder Until Issuance of Shares. Neither the Option Holder nor any other person legally entitled to exercise this Option or SAR shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of this Option unless and until such shares shall have been issued and delivered to: (i) Option Holder in the form of certificates, (ii) a brokerage or other account for the benefit of Option Holder either in certificate form or via “DWAC” or similar electronic means, or (iii) a book entry or direct registration account in the name of Option Holder.

12. No Right to Continue as a Director. Nothing herein contained shall be construed as an agreement by the Company, expressed or implied, that Option Holder has a right to continue as a director of the Company for any period of time or at any particular rate of compensation.

13. Agreement Subject to the Plan. The Option and SAR hereby granted are subject to, and the Company and the Option Holder agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect the Option Holder’s rights under this Option and SAR without the prior written consent of the Option Holder. In the event that the terms or conditions of this Agreement conflict with the terms or conditions of the Plan, the Plan shall govern.

14. Execution. This Option and SAR have been granted, executed and delivered as of the day and year first above written at Chicago, Illinois, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without application of its conflicts of laws and principles.

15. Miscellaneous. This Agreement, together with the Plan, is the entire agreement of the parties with respect to the Option and SAR granted hereby and may not be amended except in a writing signed by both Unitrin, Inc. and the Option Holder or his/her Representative.

As of 05/04/11